UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2008

BANCORP RHODE ISLAND, INC.

(Exact name of registrant as specified in its charter)

Rhode Island

(State or other jurisdiction of incorporation)

333-33182	05-0509802
(Commission File Number)	(IRS Employer Identification Number)

One Turks Head Place, Providence, Rhode Island 02903

(Address of principal executive offices)

(401) 456-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.02.	Compensatory Arrangements of Certain Officers.

On October 21, 2008, the Compensation Committee (the “Committee”) of Bank Rhode Island (the “Bank”), the wholly owned subsidiary of Bancorp Rhode Island, Inc. (the “Registrant”), approved an amendment to its 2000 Supplemental Retirement Benefit Plan ("SERP") to increase the annual retirement benefit available to Merrill W. Sherman, President and Chief Executive Officer of the Registrant, from 70% of her average base salary for the three highest consecutive calendar years less employer contributions under the Registrant’s 401(k) plan (the “401(k) Offset”) and 50% of her social security benefit (the “Social Security Offset”) to the greater of (i) 55% of her average total cash compensation (base salary plus any incentive cash bonus) during the three consecutive calendar years when such compensation was greatest or (ii) $425,000. The Committee also approved an increase in the annual retirement benefit available to Mark J. Meiklejohn, Vice President of the Registrant and Executive Vice President and Chief Lending Officer of the Bank, to $100,000. The increased annual retirement benefit available to Ms. Sherman is subject to her insurability.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP RHODE ISLAND, INC.

Date: October 27, 2008	By:	/s/ Linda H. Simmons
________________________________
Linda H. Simmons
Chief Financial Officer